SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-119848	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Richmond Street West, Suite 310 Toronto Ontario, Canada	M5H-2L3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-878-3377

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2016, the Company entered into an employment agreement effective November 1, 2014 with Nataliya Hearn (“Hearn”) to be its President and Chief Executive Officer (the “Hearn Agreement”).

The following is a summary of the material terms of the Hearn Agreement.

▪	The term commences on November 1, 2014 and ends twelve (12) months after that date, with automatic renewal thereafter.

▪	Hearn’s compensation will be 100,000 shares of the Company's Common Stock, issued each quarter of her service with the Company.

The description of the Hearn Agreement provided above is qualified in its entirety by reference to the complete terms of the Hearn Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

On February 17, 2016 we issued a company controlled by Hearn 500,000 shares of the Company's Common Stock as required in the Hearn Agreement for the five quarters of compensation.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 5.02 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 17, 2016 with Nataliya Hearn

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ Nataliya Hearn

Nataliya Hearn
Chief Executive Officer

Date: Febuary 19, 2016

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